EXHIBIT 99.1

OHA Investment Corporation Schedules Earnings Release and  Teleconference for Quarter Ended June 30, 2016 and Extends Existing Investment Facility

NEW YORK, July 28, 2016 (GLOBE NEWSWIRE) -- OHA Investment Corporation (NASDAQ:OHAI) (the “Company”) today announced that it plans to report on or before Tuesday, August 9, 2016 its financial results for the quarter ended June 30, 2016.

All interested persons are invited to participate in a conference call at 10:00 a.m. Eastern Time on Thursday, August 11, 2016. Callers in the U.S. can access the conference call by dialing (877) 303-7617.  International callers can access the conference by dialing (760) 666-3609. Conference ID is 10065518. Callers are encouraged to dial in at least 5-10 minutes prior to the call. The presentation materials for the call will be accessible through the Investor Relations page of the Company’s website, www.ohainvestmentcorporation.com.

Extension of Investment Facility
On July 28, 2016, we amended our existing Investment Facility to extend its maturity date from July 29, 2016 to September 15, 2016 (the “Extension”). The Extension contains substantially identical terms and conditions to the prior extension granted on May 9, 2016, but with the addition of the following: (i) a reduction of the size of the Investment Facility from $54.0 million to $42.3 million, reflecting the outstanding principal balance on July 27, 2016, (ii) an increase in the margin rate applicable to base rate loans from 4.25% to 5.25%, and (iii) the addition of certain milestones to be met with respect to the negotiation of a new investment facility.  The foregoing description is only a summary of certain of the provisions of the Investment Facility and is qualified in its entirety by the underlying agreements.

We are currently in the process of negotiating a new investment facility, which we expect to have in place prior to September 15, 2016. Further information will be available in our Form 10-Q for the quarter ended June 30, 2016 which is scheduled to be filed on August 9, 2016.

About OHA Investment Corporation
OHA Investment Corporation (NASDAQ:OHAI) is a specialty finance company designed to provide its investors with current income and capital appreciation. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI is externally managed by Oak Hill Advisors, L.P., a leading independent investment firm (www.oakhilladvisors.com).  Oak Hill Advisors has deep experience in direct lending, having invested approximately $3.8 billion in over 125 direct lending investments over the past 13 years.

Forward-Looking Statements
This press release may contain forward-looking statements.  We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing or likelihood of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in OHA Investment Corporation should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q, in our current reports on Form 8-K, and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ohainvestmentcorporation.com.  Prospective investors should read such materials carefully before investing.

CONTACTS:
Steven T. Wayne – President and Chief Executive Officer
Cory E. Gilbert – Chief Financial Officer
Lisa R. Price – Chief Compliance Officer
OHAICInvestorRelations@oakhilladvisors.com

For media inquiries, contact Kekst and Company, (212) 521-4800
Jeremy Fielding – Jeremy-Fielding@kekst.com
James David – James-David@kekst.com